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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2007, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Sun Communities, Inc. on Form 10-K for the year ended December 31, 2006 incorporated by reference in this Registration Statement and prospectus. We consent to the use of the aforementioned reports in this Registration Statement and prospectus and to the use of our name as it appears under the caption "Experts."


/S/ GRANT THORNTON LLP

Southfield, Michigan
February 1, 2008